UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Sino Silver Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0232018
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bentall II, Suite 900, 555 Burrard Street, Vancouver, British Columbia		V7X 1M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	604-699-8622

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 4, 2005, Sino Silver Corp. announced that it had completed the funding of the acquisition of its 60% equity interest in Sino-Top Resources & Technologies, Ltd. ("Sino-Top") on April 1, 2005. Sino Silver acquired its 60% equity for $1 million, $500,000 of which has been paid, with the balance due over a two-year period. Sino Silver also announced that Sino-Top had obtained its business license from the Chinese authorities. Pursuant to the Memorandum of Understanding previously executed by Sino-Top and Sino Silver, Vincent Joe and R.X. XU had been appointed directors of Sino Silver.

A copy of the press release announcing the closing of the acquisition of if Sino Silver's interest in Sino-Top is attached as Exhibit 99 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Sino-Top required by Item 9.01 of Form 8-K shall be filed by amendment to this Form 8-K not later than 71 calendar days from April 7, 2005.

(b) Not applicable.

(c) Exhibits

99 Press Release, dated April 4, 2005, announcing the completion of the registrant's acquisition of a 60% interest in Sino-Top Resources & Technologies, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Silver Corp.

April 6, 2005	By:	/s/ Gary Harbottle

Name: Gary Harbottle
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release, dated April 4, 2005, announcing the completion of the registrant's acquisition of a 60% interest in Sino-Top Resources & Technologies, Ltd.